PAT MEIER ASSOCIATES P.R.


                           PAT MEIER ASSOCIATES, INC.
                       PUBLIC RELATIONS SERVICES AGREEMENT

(1) PARTIES: The parties to this Agreement are Pat Meier Associates, Inc., 120 Broadway Street, San Francisco, CA 94111 (PMA) and Instant Video Technologies, Inc., 500 Sansome St, Suite 503, San Francisco, CA 94111
(2) PURPOSE OF AGREEMENT: PMA and Instant Video Technologies, Inc. desire to enter into a contractual relationship whereby PMA acts as a public relations agency for Instant Video Technologies, Inc. upon the terms and conditions set forth below.

(3) TERMS AND CONDITIONS:

         (a) PMA will undertake specific tasks at the direction of Instant Video Technologies, Inc. in the area of public relations. Instant Video Technologies, Inc. will periodically confirm the tasks in writing and present them to PMA. These tasks will be performed to the fullest extent possible by PMA. It is also agreed by PMA that it will maintain complete and accurate records of all activities performed on behalf of Instant Video Technologies, Inc. PMA will endeavor to supply reasonable supporting details as Instant Video Technologies, Inc. may require.

         (b) Instant Video Technologies, Inc. grants PMA full rights and authority to undertake public relations activities on behalf of Instant Video Technologies, Inc. throughout the United States. Instant Video Technologies, Inc. provides PMA with the right and authority to solicit introductions to Instant Video Technologies, Inc. and its product(s) from any potential editor, industry analyst, broadcast producer, print or broadcast media, Internet web site or other editorial interested party.

         (c) The terms of reference by PMA to public relations targets shall be the terms established by Instant Video Technologies, Inc. who shall provide PMA with product specifications and marketing direction as may be modified from time to time.

         (d) Fees are due and payable on the first day of each month. A payment will be deemed late, for purposes of this agreement, if not received by PMA by the fifth day of each month. Trade shows, Media Tour and ongoing Public Relations fees are billed on the first of the month one month ahead and are due on the first day of the following month, e.g., May fees are billed on April 1, and are due and payable May 1. Additional services will be individually billed and are due and payable net thirty (30) days.

Starting December 5, 1998 Instant Video Technologies, Inc. will be billed a public relations fee of $8,000.00. Each subsequent month the monthly public relations fee will be $8,000.00. There are other activity fees on page 4 of the budget that could raise the total monthly fee. Fees owed to PMA are not conditioned upon the results of the public relations services provided by PMA.


             120 BROADWAY STREET o SAN FRANCISCO o CALIFORNIA 94111
   415.392.4200 o FAX 415.392.4205 o PATMEIER@PATMEIER.COM o WWW.PATMEIER.COM

                                                Instant Video Technologies, Inc.
                                                      Public Relations Agreement
                                                                December 5, 1998


         (e) The effective date of this Agreement shall be from December 5, 1998 through December 31, 1999. The Agreement may be terminated by either party upon a 30 days notice in writing. The parties may mutually agree upon a shorter termination notice period if in writing and signed by all parties to the Agreement. Any cancellation of line item activities within a one-month (30-day) advance period will be charged to the client at 50% of the full fee for that line item activity.

         (f) PMA is an independent contractor of Instant Video Technologies, Inc., and not an employee of Instant Video Technologies, Inc.

(4) BILLING PROCEDURES:

         (a) Late payments, as defined in paragraph 3(d) above, shall be increased by a 1.5% late for each month the debt is due. This 1.5% late fee will be compounded monthly.

                  {1} Out-of-pocket expenses for any given month will be billed the month immediately after these expenses are incurred. PMA will require prior authorization from Instant Video Technologies, Inc. on normal and customary expenses such as travel, telephone, postage, photocopying, release production, dissemination costs and so forth. PMA will be permitted to bill Instant Video Technologies, Inc. immediately for these costs and expenses and these items of expenses will be due and payable upon receipt.

                  {2} Fees are due and payable Net 30.

         (b) Work on this account may be discontinued without notice if the account is overdue in excess of 30 days. PMA has the option of resuming service or terminating the account after payment of the arrearage and late fees.

(5) INDEMNITY: Instant Video Technologies, Inc. agrees to defend, indemnify and hold PMA harmless against any loss, cost or expense PMA may sustain or incur as the result of any claim, suit or proceeding made, brought or threatened against PMA arising out of the Agreement herein Instant Video Technologies, Inc. or any assertions made on behalf of Instant Video Technologies, Inc. by PMA. The expenses indemnified against include reasonable attorneys fees and costs incurred in any litigation identified above.

(6) DISPUTES BETWEEN THE PARTIES:

         (a) Attorneys Fees and Litigation Costs: In the event of a disagreement between the parties to this Agreement, the prevailing party shall be entitled to recover attorneys fees and costs from the non-prevailing party. Attorneys fees shall be awarded whether the claim for relief is based on contract law, tort law, or both.

         (b) Venue: The venue where any dispute shall be maintained is the City and County of San Francisco, State of California.

                                                Instant Video Technologies, Inc.
                                                      Public Relations Agreement
                                                                December 5, 1998


(7) CONFIDENTIALITY: PMA shall maintain the confidentiality of all trade and proprietary secrets that may be disclosed in the course of providing public relations services. Instant Video Technologies, Inc. shall identify to PMA in advance and in writing any information or data deemed a trade of proprietary secret.

(8) INTEGRATED AGREEMENT: This contract constitutes the final, complete and exclusive statement of the agreement between the parties herein. This Agreement contains all the representations and the entire agreement between the parties with respect to the subject matter of this Agreement. All other prior Agreements are null and void and are superseded by this Agreement.


Dated: 12-15-98
       ----------------------                /s/ Pat Meier
                                             -----------------------------------
                                             Pat Meier, President
                                             Pat Meier Associates, Inc.


Dated:
       ----------------------                /s/ Richard Lang
                                             -----------------------------------
                                             Richard Lang, CEO & Chairman
                                             Instant Video Technologies, Inc.

                                                Instant Video Technologies, Inc.
                                                      Public Relations Agreement
                                                                December 5, 1998


                                    SCHEDULE

BUDGET

     The following budget reflects fees only and does not include out-of-pocket costs or charges from third party vendors, nor does the budget include expenses such as phone, printing, fax, disc duplication, etc.



--------------------------------------------------------------------------------
Instant Video                       12/1998         01/1999         02/1999
Technologies, Inc.
--------------------------------------------------------------------------------
Ongoing Public Relations            $6,709          $8,000          $8,000
$8,000
--------------------------------------------------------------------------------
Edit/evaluate Powerpoint            $500*
presentation of Burstware
--------------------------------------------------------------------------------
Post IVT to the Pat Meier           $500*
Associates PR page, maintain for
one year
--------------------------------------------------------------------------------
Analyst/media tour                                  $7,500
--------------------------------------------------------------------------------
Video interview with CEO            $8,000
Richard Lang about Burstware
--------------------------------------------------------------------------------
Post Video to PMA and ITV Web                       $500
Sites
--------------------------------------------------------------------------------
Review IVT's by-lined sales piece                   $500
What Burstware means to the user
--------------------------------------------------------------------------------
Book New York venue for launch      TBD
event
--------------------------------------------------------------------------------
Book San Francisco venue for        TBD
launch event
--------------------------------------------------------------------------------
Develop theme/invitations for       TBD
launch event
--------------------------------------------------------------------------------
Partner News Release                                $750
--------------------------------------------------------------------------------
First Major Sale News Release                       $750
--------------------------------------------------------------------------------
Strategic Alliance News Release                     $750
--------------------------------------------------------------------------------
Photo News release (embedded Video)                 $1,500
--------------------------------------------------------------------------------
Development user story, viewpoint   $3,000**
article, tips, features
--------------------------------------------------------------------------------
Technology / Third Party News
Release standard rate $1,500
--------------------------------------------------------------------------------
Trade Show on-site
1st day $3,000
2nd day $2,000
3rd day $1,000
--------------------------------------------------------------------------------


*   one time billable
**  only payable when the article outline is accepted by an editor

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